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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Group Maintenance America Corp. of our report dated February 12, 1999, except as to
Note 3, which is as of March 23, 1999, relating to the financial statements of Building One Services Corporation, which appears in Group Maintenance America Corp.'s Form 8-K filed on November 24, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 27, 1999